Exhibit 10.7 Purchase Agreement dated January 31, 1996 between the Company and Glenn and Ruth Schultz.

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                INSTALLMENT AGREEMENT FOR THE SALE OF REAL ESTATE
                                Agent for Seller

                                      NONE

         This agreement, made this ______________ day of JANUARY A.D., 1996. Between GLENN A. SHULTZ & RUTH G. SHULTZ (residing at 611 ENFIELD DRIVE LANCASTER, PA Zip 19601) hereinafter called Seller, and MEDICAL TECHNOLOGY & INNOVATIONS, INC. (residing at 255 BUTLER AVENUE, SUITE 101, LANCASTER, PENNSYLVANIA Zip 17601 ) hereinafter called Buyer.

     That in consideration of the mutual covenants and agreements hereinafter contained, Seller agrees to sell and Buyer agrees to purchase:

     ALL THAT CERTAIN tract or parcel of land, together with the Improvements erected thereon, if any, known as 3125 NOLT ROAD in the TOWNSHIP of EAST HEMPFIELD, County of LANCASTER, State of Pennsylvania, Zip 17601 and more fully described in Deed Book _______________, Volume _____, Page ___________.

   1. CONSIDERATION /bullet/ The purchase price to be paid by Buyer shall be the sum of $260,000.00 to be paid as follows:

      A. $ 0 at the signing of this Agreement which shall be held in escrow by the listing agent until settlement or termination of this Agreement in conformity with all applicable laws and regulations.

      B. $26,000.00 at settlement.

      C. The $234,000.00 balance with interest on the unpaid balance at the rate of 8.5% per annum shall be paid in consecutive monthly installments, which shall be applied first to payment of interest and the remainder to reduction of principal, in the amount of $1,657.50 per month beginning on MARCH 1, 1996 and continuing on the 1ST day of each month until paid in accordance with an appropriate amortization schedule the receipt of which both the Buyer and the Seller hereby acknowledge. However, the Buyer agrees to pay the entire unpaid balance at any time on or before FEBRUARY 1, 1999, with no accrued interest, the Buyer shall be entitled to receive title to the property in accordance with the terms in Paragraph 6.

      D. The written approval by the Seller of this Agreement must be on or before JANUARY 26, 1996 . Otherwise, this Agreement shall become null and void and the down payment shall be returned to the Buyer.

      E. Buyer and Seller acknowledge that the monthly payment set forth in Paragraph 1.C represents only interest on the balance of $234,000.00.

      F. Buyer shall be totally responsible for the cost of any remediation required as a result of any environmental conditions created by Buyer during the time that Buyer occupies the property.

   2. SETTLEMENT, POSSESSION AND OCCUPANCY /bullet/ Settlement shall be on or before JANUARY 31, 1996. Settlement is the date at which all parties and their respective representatives shall gather at a mutually agreed upon place to disburse the monies and calculate the pro-rations as set forth herein. Buyer shall be entitled to possession upon completion of settlement and the payment of any monies required at the time of, or prior to, settlement. Buyer thereafter shall have the right of occupancy, subject, however, to the rights of Seller or Buyer at the time of settlement. Seller will not enter into any new leases or written extensions of existing leases, if any, without the express written consent of Buyer. Buyer hereby acknowledges any existing leases whether oral or written; and if written by initialing said leases at the time of signing this Agreement, Buyer may [X] may not [ ] enter into any new leases for any portion of the property without the express written consent of the Seller.

   3. USE /bullet/ During the period of Buyer's possession of the herein described property, Buyer agrees that the property shall be used only as ANY LAWFUL PURPOSE and will be used for no other purpose unless Seller shall first consent in writing thereto.

   4. TITLE /bullet/ SUBJECT CLAUSE /bullet/ This Agreement is subject to the Buyer, at his expense, obtaining a title search on the subject property within 10 days of the Seller's acceptance date of this Agreement. Said report shall indicate that the title is such that could be insured by a reputable title company at regular rates. In the absence of such indication or in the event that any liens, judgments or claims exceeds the purchase price, the Buyer may, at his option, declare this Agreement null and void by notifying the Seller in writing within 10 days of receipt of the title report.

   5. TITLE /bullet/ Seller warrants that as of the signing of this Agreement, Seller holds legal and marketable title to the property free and clear of liens, judgments and encumbrances except for the following: An existing first mortgage with NONE (Seller shall not allow said mortgage to become delinquent), visible easements, building or use restrictions, rights of public utility companies, rights of way and any

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state or local ordinances. Should title as held by Seller at the signing of this
Agreement not be as above warranted, Seller may eliminate any defect therein prior to settlement or provide insurance against such defect, and such elimination of or insurance against such defect shall have the same effect as though such defect had not existed at the signing of this Agreement. Seller agrees that he will not Cause, engage in any undertaking, or permit or allow any encumbrances, liens, mortgages or other obligations to be entered as a lien against the above described premises during the term of this Agreement, except any existing first mortgage as stated above.

   6. TITLE CONVEYANCE /bullet/ Upon payment of the unpaid balance in accordance with the terms of this Agreement as described in Paragraph 1C, the title to the real estate shall be conveyed in fee simple by a special warranty deed. Title to the premises shall be good and marketable such as will be insured at regular rates by any reputable Title Insurance Company, and shall be free and clear of all liens, judgments and encumbrances except for visible easements, building or use restrictions, rights of public utility companies, rights of way and any state or local ordinances. Furthermore, in the event Buyer chooses to pay the purchase price in full prior to the period enumerated in Paragraph 1C hereof, Seller will at that time deliver title as stated above. At the time of conveyance all transfer taxes will be divided equally.

   7. INSURANCE /bullet/ Buyer shall obtain a policy of first insurance with extended coverage provisions or an appropriate Homeowner's Policy from a responsible fire insurance company in an original amount of at least $260,000.00, but in no case, less that the balance due on the principal amount in accordance with Paragraph 1C. Said insurance policy shall specifically insure Buyer, Seller and the Seller's mortgagee "as their respective interest may appear." The original copy of the policy shall be delivered to the current mortgagee as well as a copy to the Seller. If the Buyer should carry public liability insurance, it shall be written for the benefit of both Buyer and Seller. Should the Buyer allow the fire insurance or homeowner's policy to become delinquent or to allow coverage to become interrupted or cause a cancellation of the insurance, the Seller may treat such action as a breach of this Agreement.

   8. NOTICES /bullet/ All notices or other communications necessary to any party in this Agreement shall be in writing and shall be deemed as given when mailed to the parties at the addresses set forth below:
      If to Buyer:    3125 Nolt Road, Lancaster, Pennsylvania 17601
      If to Seller:

   9. FUTURE TAXES, WATER, SEWER, MUNICIPAL CHARGES /bullet/ accruing from the date of settlement shall be paid by Buyer when and as they become payable. Buyer shall make such payments directly to the parties by which the assessments are levied prior to the bills becoming delinquent. In the event any claims are inadvertently levied against the Seller, the Seller shall forward the bills to the Buyer who shall pay them as stated above and send proof of same to Seller. Failure by the Buyer to make payments as stated within this paragraph shall constitute a breach of this contract. Current real estate taxes will be pro-rated on a fiscal year basis as of the date of settlement in Paragraph 2. Rents, water and sewer charges will be pro-rated as of the date of settlement in Paragraph 2. Buyer may choose by adding his initials at this point ____________ to pay the taxes as follows: Seller will estimate the total taxes which shall become due for the 12 month period following settlement; the Buyer shall then pay 1/12 of that amount to the Seller in addition to the monthly payment as described in Paragraph 1C. Prior to the end of the first 12 month period, the Seller shall again estimate the total amount which shall become due for the next 12 month period and the Buyer shall pay 1/12 of that amount with his monthly payment. This procedure shall be followed from year to year. If the Seller's estimate should be too high for any period, a credit will be given to the Buyer on the next estimate; should the estimate be too low, the deficiency shall be added to the next estimate.

   10. ASSESSMENTS AND NOTICES /bullet/ Seller represents as of the approval date of this agreement of sale, that no assessments for public improvements have been made against the premises which remain unpaid and that no notice by any governmental or other public authority has been served upon the Seller or anyone on the Seller's behalf, including notices relating to violations of housing, building, safety or fire ordinances which remain uncorrected unless otherwise specified herein. Buyer will be responsible for any notices served upon the Seller after the approval date of the Agreement; the Seller will be responsible for any such improvements, assessments or notices received prior to the date of this Agreement.

  11. FIXTURE, TREES, SHRUBBERY, ETC. /bullet/ All plumbing, heating and lighting fixtures (including chandeliers) and systems appurtenant thereto and forming a part thereof, and other permanent fixtures, as well as all ranges, laundry, tubs, T.V. antennas, masts and rotor radiator covers, cornices, kitchen cabinets, drapery rods, drapery rod hardware, curtain rods, curtain rod hardware, all trees, shrubbery, plantings now in or on property, if any, and any remaining heating and cooking fuels stored on premises at time of settlement, unless specifically excepted in this Agreement, are included in the sale and purchase price. None of the above mentioned items shall be removed by Seller from premises after the date of this Agreement.

  12. MAINTENANCE AND REPAIRS /bullet/ Buyer agrees that Buyer, at his own expense, will maintain the premises in a reasonable state of repair at all times and will not permit any waste or disrepair to occur. Buyer agrees to make any and all repairs which, from time to time, become necessary or are mandated by federal, state, country or municipal law, ordinance or code in effect now or may become effective in the future. If, in the Seller's opinion, at any time the property requires repairs, the Seller shall so notify the Buyer to make such repairs. If the

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Buyer fails to make them within 30 days, the Seller may treat such failure as a breach of this Agreement. However, the Buyer shall only be responsible for repairs which may become necessary after the day of settlement or the day of possession, (whichever occurs first) and not for any pre-existing conditions. Seller warrants that he has no knowledge of any defective conditions which are not readily visible upon inspection of the premises and the Buyer acknowledges that he has made such inspection.

  13. IMPROVEMENTS AND ALTERATIONS /bullet/ No major improvements or alterations shall be made to the premises without the prior written consent of Seller, which consent shall not be unreasonably withheld. Buyer agrees that Seller or Seller's agents shall have the right at all reasonable time of the day and upon reasonable notice under the circumstances to enter the premises for the purpose of inspection to determine whether Buyer has complied with the terms hereof.

      In the event of Buyer's default as to the terms of this Agreement, any an all improvements and additions made to the subject premises shall be and remain a permanent part of the premises; they shall not be removed by Buyer and Buyer will not be entitled to any reimbursement therefore; nevertheless, if such improvements, alterations, or additions were made without the written prior approval of Seller, Buyer will remove same within 30 days, upon written notice from Seller to do so. In the event of such notice to remove these items, Buyer will repair the surfaces from which such improvements were removed in conformity with the surrounding surfaces.

  14. STRUCTURAL CHANGES /bullet/ Any and all structural changes to be made to the premises by the Buyer must have the same approval and meet the same requirements as other improvements and alterations as above provided. In the event that such structural changes are to be made, Buy shall indemnify Seller from the imposition of mechanic's liens, and encumbrances of any nature which might affect Seller's interest in the subject premises, except as otherwise may be agreed in writing. The Seller may, at his option, require the Buyer to file a stipulation against liens prior to any structural alterations.

  15. WARRANTY AS TO USE OR OCCUPANCY /bullet/ Seller warrants that present use of the premises is in conformity with federal, state and local laws, zoning, building or use restrictions and other laws, ordinances, codes, or deed restrictions. Seller makes no warranty or representations as to the conformity of any future use or occupancy of the subject property insofar as federal, state or local laws are concerned relative to zoning, building or other laws, ordinances or codes. In the event that Buyer wishes to obtain approval of a change of use or occupancy, Seller agrees to cooperate to any reasonable degree in such application or request, providing all costs associates therewith shall be borne by Buyer.

  16. COMPLIANCE WITH LAWS /bullet/ Buyer shall comply with federal, state and local zoning, building or use restrictions and other laws, ordinances, codes or deed restrictions having jurisdiction over the property in connection with the property. Any violation of the above may, at the option of the Seller, constitute a breach of this contract.

  17. ASSIGNMENT OF SALE /bullet/ This agreement may not be assigned by Buyer without the prior written approval of Seller, nor may the premises be sold by Buyer by means of an installment sales agreement or comparable document without the prior written approval of Seller, provided that nothing contained in this paragraph shall be construed as a prohibition against the sale of the premises by Buyer to a third party whereby Seller receives full consideration stated in Paragraph 1 herein. In the event of such as "outright" sale, Buyer agrees to execute, at no cost to Seller, all documents reasonably required to effect such a sale and conveyance and the Seller agrees to sign a deed wherein the Buyer may be a third party and not the Buyer as named herein. In the event of such conveyance or sale, Seller and Buyer, herein, agree to divide the cost of any transfer taxes but, in no event, shall the obligation of Seller herein for such transfer taxes be greater than Seller's obligation for transfer taxes as hereinabove provided.

  18. SELLER'S FIRST MORTGAGE OPTION /bullet/ At any time after the N/A anniversary of the settlement date herein, Buyer agrees that within 90 days of receiving written notice from the Seller, said notice being give at the Seller's discretion, Buyer will accept a deed to the property and will deliver to the Seller a bond and mortgage in the amount of the principal balance then unpaid plus any additional payments then owed by the Buyer; the Buyer will pay the cost of preparing and recording the deed and the mortgage. The terms of the mortgage shall be in accordance with the terms as described in Paragraph 1C. That is, the interest rate shall not exceed the rate described in Paragraph 1C and the monthly payments shall not exceed that as described in Paragraph 1C. The term of this mortgage at that time will be that term which is remaining of the initial term as described in Paragraph 1C. All other contents of the mortgage instrument shall be those which are commonly used in standard mortgage contracts which are in use in Lancaster County at the time of settlement.

  19. BUYER'S DEFAULT /bullet/ POSSESSION OF PROPERTY /bullet/ If the Buyer fails to make any payment as required by this Agreement, or commits a breach of this contract in any way, the Seller within 30 days of such breach may declare the Buyer's right of occupancy to be terminated; and upon such notice from the Seller, the Buyer agrees to vacate the property and remove all possessions within 30 days. However, in the event that leases on the property exist, the Seller shall honor these leases if they were executed prior to the Buyer receiving notice as described herein. It is further understood and agreed that in case of default of the payments or any other default, the whole of the remaining principal sum together with interest shall, at the option of the Seller, become due and payable and in such case of default, the Buyer hereby authorizes any attorney of any court of record to appear for the

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Buyer and confess a judgment for the whole of such sum hereby waiving the right of exemption and inquisition as far as the property is concerned. Or the Seller, may at its option, proceed by an action of ejectment on this Agreement, after the default, for the recovery of the property; and in such case the Buyer hereby authorizes any attorney of any court to appear for the Buyer in an action in ejectment for the property to be entered by the prothonotary, in which the Seller shall be the plaintiff and the Buyer shall be the defendant and to confess judgment in favor of the plaintiff and against the defendant for the property and authorizes the immediate issuing of a writ of possession.

  20. BUYER'S DEFAULT /bullet/ TERMINATION OF AGREEMENT /bullet/ In the event of a default of the payments or any other default of this Agreement, the Seller may take action in accordance with Paragraph 19. However, the Seller may also, at his option, declare this Agreement to be terminated and may do so by notifying the Buyer in writing that this Agreement shall terminate 30 days after the date of such notice. Then and in that event, all payments previously made herein shall be retained by the Seller and this Agreement shall become null and void; further, the Buyer thereafter shall have no interest whatever in the property and the Seller may deal with the property as thought this Agreement had not been made. If this Agreement shall have been recorded, the Seller's affidavit of default and termination when similarly recorded, shall be conclusive evidence of Seller's right to deal with the property as thought this Agreement had not been made. In addition, the Seller may recover any payments that are past due and any payments which may become due until the Buyer vacates the property. All monies retained by the Seller or collected as past due payments or collected until the property becomes vacant shall constitute liquidated damages for breach of this Agreement.

  21. OTHER REMEDIES BY SELLER /bullet/ Any remedy of Seller, as provided herein, may be pursued by Seller independently of or in addition to any other remedy as provided herein, and Seller may pursue any other or further remedy at law or in equity as he may see fit. Seller's failure on any occasion to enforce any right or remedy hereunder shall not constitute a waiver of such right or remedy, and the same may be enforced by Seller at any time. Any remedy pursued shall be in accordance with all laws within the Commonwealth of Pennsylvania applicable at the time of signing this Agreement or as the laws may be amended and currently in effect when said remedies shall be pursued.

  22. BANKRUPTCY /bullet/ The Buyer understands that the institution of any proceedings against the Buyer under any insolvency or bankruptcy laws, whether voluntary or involuntary, shall at the option of the Seller, constitute a breach of this Agreement and in such event, this Agreement shall terminate with the same effect as provided in Paragraph 20.

  23. CURE CLAUSE /bullet/ In the event that written notice is given to the Buyer by the Seller wherein the Buyer is notified that a breach of this Agreement has been committed, the Buyer shall have 30 days in which to cure said breach. If the Buyer fails to correct the breach within the stated 30 days, the Seller may take action in accordance with the terms of this Agreement. However, if the Buyer has taken reasonable action to cure the breach, the original 30 day period may be extended an additional 30 days. The cure of said breach within the required time period shall serve to return this Agreement to full force and effect as if the breach had not occurred.

  24. DESTRUCTION OR DAMAGE TO THE PROPERTY /bullet/ Destruction of or damages to the property, whether by fire or any other cause shall not release the Buyer from any of his obligations of this Agreement, it being expressly understood by the Buyer that Buyer bears all risk of loss or damage to, the property.

  25. HEIRS /bullet/ This Agreement shall be binding to the heirs, personal representatives, successors and assigns of both Seller and Buyer.

  26. ENTIRE AGREEMENT /bullet/ It is expressly declared that this document contains the entire agreement between the parties and that there are no oral or other agreements affecting or supplementing the term, or concerning the subject matter, hereof, as a condition precedent or inducement to the signing of this Agreement, or otherwise.

  27. RECORDING /bullet/ All parties agree that the Buyer, at his option and expense, may record this Agreement. In consideration for the services rendered, the Seller agrees to pay N/A a Realtor's fee in the amount of $ N/A.

         APPROVAL DATE OF SELLER: ____________________________

         IN WITNESS WHEREOF, the parties hereto have affixed their respective hands and seals, the day and year first above written.

WITNESS:                                  ________________________________(Seal)

______________________                By: ________________________________(Seal)

______________________            Attest: ________________________________(Seal)

______________________                    ________________________________(Seal)

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                                  Glenn A. Shultz

                                          ________________________________(Seal)

                                  Ruth G. Shultz


STATE OF PENNSYLVANIA        )
COUNTY OF ___________________)

         On this _______________ day of _______________, 19____, before me
_______________________________________________________________________________
the undersigned officer, personally appeared __________________________________ known to me (or satisfactorily proven) to be the person described herein, and whose name(s)__________________________ subscribed to within the Agreement as "Seller," and acknowledged that _______/_______ executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.
My Commission Expires:             ________________________________Notary Public

          For a valuable consideration, and intending to be legally bound, _____________________________ hereby assign, transfer and set over all
________________________________ right, title and interest in the within agreement unto _______________________________ heirs, successors and assigns.

          WITNESS ____________________________ hand and seal this ____________
day of _____________________, 19_____.

______________________                    ________________________________(Seal)
______________________                    ________________________________(Seal)




STATE OF PENNSYLVANIA        )
COUNTY OF ___________________)
Recorded this _________________ day of _____________, 19_____, in the Recorder's
Office of said County, in Record Book ___________________, Volume ___________, Page __________.
Given under my hand and seal of said officer, the date above written.


                                          ______________________________________
                                             Recorder